Exhibit 99.1

C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! MR A SAMPLE You may vote online or by phone instead of mailing this card. DESIGNATION (IF ANY) ADD 1 Votes submitted electronically must be 000001 ADD 2 received by [________], Central Time, on ADD 3 [________]. ADD 4 MMMMMMMMM ADD 5 Online ADD 6 Go to www.envisionreports.com/GNTY or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. www.envisionreports.com/GNTY Special Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, and 3. 1. To consider and vote on a proposal to approve the Plan and For Against Abstain 2. To vote on an advisory (non-binding) proposal to approve the For Against Abstain Agreement of Merger, dated as of June 24, 2025 (the “merger compensation that may be paid or become payable to the agreement”), among Glacier Bancorp, Inc., Glacier Bank, named executive officers of Guaranty Bancshares, Inc. that is Guaranty Bancshares, Inc., and Guaranty Bank & Trust, N.A. based on or otherwise relates to the merger. The merger agreement is attached as Appendix A to the proxy statement/prospectus. For Against Abstain 3. To approve one or more adjournments of the Guaranty Bancshares, Inc. special meeting, if necessary or appropriate, including adjournments to solicit additional proxies in favor of approval of the merger agreement. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please execute this Proxy exactly as your name appears below. When shares are held by two or more persons as joint tenants, both or all should sign. When signing as attorney, executor, administrator, trustee or guardian or in another fiduciary capacity or representative capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 UPX 660841 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 046HND

[_________] Special Meeting Admission Ticket
[_________] Meeting of Guaranty Bancshares, Inc. Shareholders [_________], [_____] Guaranty Bank & Trust, 100 West Arkansas Street, Mount Pleasant, Texas 75455
Upon arrival, please present this admission ticket and photo identification at the registration desk.
Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/GNTY
q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q
Proxy — Guaranty Bancshares, Inc.
Notice of Special Meeting of Shareholders
Proxy Solicited by Board of Directors for Special Meeting — [__________]
The undersigned hereby appoints Tyson T. Abston and Kirk L. Lee, and each of them, with power of substitution to each, to be the attorneys and proxies of the undersigned at the Special Meeting of Shareholders (the ‘Meeting’) of Guaranty Bancshares, Inc. (the ‘Company’), which will be held in person on [__________], at [_____], Central Time at Guaranty Bank & Trust, 100 West Arkansas Street, Mount Pleasant, Texas 75455, and any adjournment(s) thereof, and to represent and vote, as designated below, all of the shares of common stock of the Company held of record by the undersigned on [__________], granting unto such attorneys and proxies, and to each of them and to their substitutes full power and authority to act for and in the name of the undersigned at such Meeting and all adjournments thereof.
IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF THE PROXY IS DULY EXECUTED AND RETURNED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED ‘FOR’ PROPOSALS 1, 2, AND 3.
This Proxy may be revoked at any time before it is voted. Revocation may be effected by (i) written notice to the Company addressed to Guaranty Bancshares, Inc., 16475 Dallas Parkway, Suite 600, Addison, Texas 75001, Attn: Corporate Secretary, (ii) a subsequently dated proxy, (iii) logging into www.envisionreports.com/GNTY or calling 1-800-652-VOTE (8683) and following the instructions, or (iv) attending the Meeting and voting in person at the Meeting. No revocation will be effective until received by the Company at or prior to the Meeting. Such revocation will not affect a vote on any matters taken prior thereto. This proxy shall survive the disability of the undersigned.
NOTICE TO PARTICIPANTS IN THE GUARANTY KSOP
This card also constitutes voting instructions for participants in the Guaranty Bancshares, Inc. Employee Stock Ownership Plan With 401(k) Provisions (the “Guaranty KSOP”). A participant who signs on the reverse side hereby instructs the trustee of the Guaranty KSOP to vote all of the shares of common stock of the Company allocated to his or her Guaranty KSOP Stock Account in accordance with the instructions on the reverse side. Guaranty KSOP participants must vote by [___], Central Time, on [     ]. If no instructions have been received from a Guaranty KSOP participant, the trustee will vote the shares allocated to that participant’s Guaranty KSOP Stock Account as directed by the KSOP Committee. You cannot vote your Guaranty KSOP shares during the Meeting. The trustee of the Guaranty KSOP will hold your voting instructions in complete confidence except as may be necessary to meet legal requirements.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.
(Items to be voted appear on reverse side)
Non-Voting Items
Change of Address — Please print new address below. Comments — Please print your comments below.